CHIMERA INVESTMENT CORPORATION

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles of Amendment (the “Articles of Amendment”).

SECOND: The sole party to the Articles of Amendment is Chimera Investment Corporation, a Maryland corporation (the “Corporation”).
THIRD: The Articles of Amendment were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on June 17, 2021.

FOURTH: Article FIRST of the Articles of Amendment as previously filed with the SDAT purported to amend the second paragraph of Section 5.1 of the Charter (the “Charter”) of the Company (the “Amendment”), as set forth below:

The Charter of the Company (the “Charter”) is hereby amended by deleting the second paragraph of Section 5.1 in its entirety and inserting the following in lieu thereof:

At the 2022 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2022 annual meeting of stockholders shall be elected to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualify. At the 2023 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2023 annual meeting of stockholders shall be elected to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify. Beginning with the 2024 annual meeting of stockholders, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

FIFTH: The Corporation has determined that the Amendment was not approved by the stockholders of the Corporation by the vote required by the Charter and Maryland law and is of no force or effect and, therefore, the Articles of Amendment contain an error and were defectively executed because the Articles of Amendment stated that such approval was obtained.

SIXTH: As a result, the original second paragraph of Section 5.1 of the Charter as corrected by this Certificate of Correction, remains unamended and is set forth below in its entirely and without update based on the current directors or terms of the current directors:

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Beginning on the Initial Date (as hereinafter defined), the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock of the Corporation entitled to elect such director) shall be classified, with respect to the terms for which they severally hold office, into three classes, one class to hold office initially for a term expiring at the annual meeting of stockholders in 2008, another class to hold office initially for a term expiring at the annual meeting of stockholders in 2009 and another class to hold office initially for a term expiring at the annual meeting of stockholders in 2010, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The names of the directors who shall serve, and the class in which they shall serve, until their successors are duly elected and qualify are:

Mark Abrams – Class I (term expiring 2008)
Paul Donlin – Class I (term expiring in 2008)
Paul A. Keenan – Class II (term expiring in 2009)
Matthew Lambiase – Class II (term expiring in 2009)
Jeremy Diamond – Class III (term expiring in 2010)

SEVENTH: Each of the undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and Chief Investment Officer and attested to by its Chief Legal Officer and Secretary on this 10th day of September, 2021.

ATTEST:                    CHIMERA INVESTMENT CORPORATION

/s/ Phillip J. Kardis II                By: /s/ Mohit Marria
Name:    Phillip J. Kardis II             Name: Mohit Marria
Title: Chief Legal Officer and Secretary    Title: Chief Executive Officer and Chief
Investment Officer

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